Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and to the incorporation by reference therein of our report dated September 07, 2011, with respect to the consolidated financial statements of Pluristem Therapeutics Inc., included in the Annual Report (Form 10-K) of Pluristem Therapeutics Inc. for the year ended June 30, 2011, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Haifa, Israel

September 26, 2011